UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported) February 23, 2006
THE PROCTER & GAMBLE COMPANY

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-434 (Commission File Number)	31-0411980 (IRS Employer Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)
Registrant’s telephone number, including area code (513) 983-1100
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
     On February 23, 2006, The Procter & Gamble Company (the “Company”) provided a presentation at the Consumer Analyst Group of New York 2006 Conference, which was previously announced and webcast. Certain presentation materials concerning the Gillette integration and Company financial measures are attached hereto as Exhibit 99.1 and the accompanying reconciliation pursuant to Regulation G is attached hereto as Exhibit 99.2. The Company is furnishing this 8-K pursuant to Item 7.01, “Regulation FD Disclosure”.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY BY: /S/ STEVEN W. JEMISON Steven W. Jemison, Secretary and Associate General Counsel

February 23, 2006
EXHIBITS
99.1      Certain presentation materials selected from the Analyst Meeting held on February 23, 2006
99.2      Reconciliation